Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Telesis Bio Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2023, as filed with the Securities and Exchange Commission (the “Report”), Todd Nelson, as Chief Executive Officer of the Company, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), to his knowledge:

1.
The Report, fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act of 1934, as amended; and
2.
The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Todd Nelson
Todd Nelson
President, Chief Executive Officer and Director
(Principal Executive Officer and Principal Financial Officer)

Date: August 11, 2023